                                                                     Exhibit 3.3

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                           LITTLE SWITZERLAND, INC.
                           (as of February 23, 1999)


                                   ARTICLE I
                                   ---------

                                 Stockholders
                                 ------------

   SECTION 1.  Annual Meeting.  The annual meeting of stockholders shall be held
               --------------
at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation's last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

   SECTION 2.  Matters to be Considered at Annual Meeting.  At an annual meeting
               ------------------------------------------
of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, the Board of Directors or a designated committee thereof or (b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation as set forth in this Section and such stockholder or his representative must be present at the annual meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (a) not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the "Anniversary Date") or (b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day of the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of
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public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (c) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (d) any material interest of the stockholder in such proposal.

   If the Board of Directors, or a designated committee thereof, determines that any stockholder proposal was not timely made in accordance with the provisions of this Section, or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

   The provisions of this By-Law shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

   Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

   SECTION 3.  Special Meetings.  Except as otherwise required by law and
               ----------------
subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office; provided, however, that if at the time of such call there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office.

   SECTION 4.  Matters to be Considered at Special Meetings.  Only those matters
               --------------------------------------------
set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

   SECTION 5.  Notice of Meetings; Adjournments.  A written notice of all annual
               --------------------------------
meetings of stockholders stating the hour, date and place of such annual meetings shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-Laws or by law) not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate of Incorporation or under these By-Laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

   Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of the stockholders, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

   Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is executed before or after such meeting by such stockholder or such stockholder's authorized attorney, if communication with such stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.

   The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I or Section 3 of Article II hereof or otherwise. When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or these By-Laws, is entitled to such notice.

   SECTION 6.  Quorum.  The holders of a majority in interest of all stock
               ------
issued, outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of stockholders; but if less than a quorum is present at a meeting, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

   SECTION 7.  Voting and Proxies.  Stockholders shall have one vote for each
               ------------------
share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

   SECTION 8.  Action at Meeting.  When a quorum is present, any matter before
               -----------------
any annual or special meeting of stockholders shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

   SECTION 9.  Action by Consent.  Any action required or permitted to be taken
               -----------------
by the stockholders of the Corporation must be effected at a duly constituted annual or special meeting of such holders or by a consent in writing signed by the holders of all of the outstanding shares authorized to vote at such meeting.

   SECTION 10.  Stockholder Lists.  The Secretary or an Assistant Secretary (or
                -----------------
the Corporation's transfer agent or other person authorized by these By-Laws or by law) shall prepare and make, at least 10 days before every annual or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

   SECTION 11.  Presiding Officer.  The Chairman of the Board, if one is
                -----------------
elected, or if not elected or in his absence, such other person who is chosen by the Board of Directors, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this
Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

   SECTION 12.  Voting Procedures and Inspectors of Elections.  The Corporation
                ---------------------------------------------
shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
The inspectors shall perform such duties as are required by the Delaware General Corporation Law, as amended from time to time, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

   SECTION 1.  Powers.  All the power of the Corporation shall be exercised by
               ------
or under the direction of the Board of Directors except as otherwise provided by the Certificate of Incorporation or required by law. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

   SECTION 2.  Number and Terms.  Except as otherwise fixed pursuant to the
               ----------------
provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock to elect Directors, the number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board of Directors, with one class to be elected annually.

   The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in l992, the second class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in l993, and the third class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in l994, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are duly elected and qualified.

   SECTION 3.  Director Nominations.  Nominations of candidates for election as
               --------------------
Directors of the Corporation at any annual meeting of stockholders may be made
(a) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof, or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section. Any stockholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors at an annual meeting of stockholders.

   Nominations, other than those made by, or at the direction of, the Board of Directors or a designated committee thereof shall be made pursuant to timely notice in writing to the

Secretary of the Corporation as set forth in this Section. To be timely, a stockholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation (a) not less than 75 days nor more than 120 days prior to the Anniversary Date or (b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person during the past five years, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) a description of any of the following events that has occurred within the last five years and that is material to the evaluation of the ability or integrity of such proposed nominee: (1) a petition under Federal bankruptcy laws or any state insolvency laws was filed by or against such person, (2) such person was convicted in a criminal proceeding or was a named subject of a criminal proceeding (excluding traffic violations and other minor offenses), (3) such person was found by any court of competent jurisdiction to have violated any Federal or state securities law or Federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated, or (4) such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity, (v) the consent of each nominee to serve as a Director if so elected, and (vi) a representation that such person qualifies as a nominee for election as a Director of the Corporation under Section 17 of this Article II, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominees, (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such stockholder and such beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice, (iii) a representation that the stockholder or his representative intends to appear in person at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholders; provided, that nothing in subsection (a) or (b) of this Section shall require the stockholder giving such notice to provide to the Corporation copies of such stockholder's preliminary or definitive proxy, proxy statement, or other soliciting material filed with the Securities and Exchange Commission. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to such nominee.

   No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.

   If the Board of Directors, or a designated committee thereof, determines that any stockholder nomination was not timely made in accordance with the terms of this Section or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section. If the presiding officer determines that a nomination was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nomination. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and such nomination shall be disregarded.

   SECTION 4.  Qualification.  No Director need be a stockholder of the
               -------------
Corporation. Unless waived by a vote of the Board of Directors, no individual may be elected as a Director of the Corporation if he has reached the age of 72 years at the time of election.

   SECTION 5.  Vacancies.  Except as otherwise fixed pursuant to the provisions
               ---------
of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of Directors or resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors; provided, however, that, if there is an Interested Stockholder at the time of such vote, the filling of such vacancy shall also require the affirmative vote of a majority of the Continuing Directors then in office. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

   SECTION 6.  Removal.  Subject to the rights of any class or series of
               -------
preferred stock to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. A Director may not be removed from office without cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice shall be sent to the Director whose removal will be considered at the meeting.

   SECTION 7.  Resignation.  A Director may resign at any time by giving written
               -----------
notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

   SECTION 8.  Regular Meetings.  The regular annual meeting of the Board of
               ----------------
Directors shall be held, without other notice than this By-Law, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

   SECTION 9.  Special Meetings.  Special meetings of the Board of Directors may
               ----------------
be called, orally or in writing, by or at the request of any two Directors. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

   SECTION 10.  Notice of Meetings.  Notice of the hour, date and place of all
                ------------------
special meetings of the Board of Directors shall be given to each Director by the persons calling the special meeting in accordance with Section 9 of this
Article II. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone, telex, telecopy or other written form of electronic communication, or by telegram sent to his business or home address at least 24 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

   When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

   A written waiver of notice executed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

   SECTION 11.  Quorum.  At any meeting of the Board of Directors, a majority of
                ------
the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

   SECTION 12.  Action at Meeting.  At any meeting of the Board of Directors at
                -----------------
which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate of Incorporation or by these By-Laws.

   SECTION 13.  Action by Consent.  Any action required or permitted to be taken
                -----------------
at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

   SECTION 14.  Manner of Participation.  Directors may participate in meetings
                -----------------------
of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-Laws.

   SECTION 15.  Committees.  The Board of Directors, by vote of a majority of
                ----------
the Directors then in office, may elect from its number one or more committees, including an Executive Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. With approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such Directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

   SECTION 16.  Compensation of Directors.  Directors shall receive such
                -------------------------
compensation for their services as shall be determined by a majority of the Board of Directors provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.

   SECTION 17.  Additional Director Qualifications-Prohibition on Competitive
                -------------------------------------------------------------
Activities. In order to protect the best interests of the shareholders of the
----------
Corporation, no person shall be qualified to be elected as a Director of the Corporation or be qualified to continue to serve as such if it is determined in accordance with this Section that such person is an owner, part-owner, shareholder, partner, member, officer, manager or employee of any business organization (whether a corporation, partnership, limited liability company, proprietorship or any other form) whose activities, products or services are competitive with those of the Corporation or its subsidiaries; except that any such person may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than five (5) percent of the equity of such enterprise. In furtherance of the foregoing, each person elected as a Director of the Corporation shall enter into a confidentiality agreement with the Corporation in the form provided by the Company.

       (a) Any person who, at the time of his/her election as Director of the Corporation, fails to qualify under the provisions of this Section 17 or to enter into or comply with the terms of such confidentiality agreement, as determined by a majority of the Directors in office immediately prior to any such election (exclusive of any Director under consideration), shall no longer qualify as a nominee for Director and shall not be elected as a Director of the Corporation, irrespective of any vote of the stockholders of the Corporation.

       (b) Any Director of the Corporation who, at any time during his/her term of office, fails to qualify under the provisions of this Section 17 or to enter into or comply with the terms of such confidentiality agreement, as determined by a majority of the Directors (exclusive of any Director under consideration), shall automatically cease to be a Director of the Corporation, without any vote of the stockholders of the Corporation.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

   SECTION 1.  Enumeration.  The officers of the Corporation shall consist of a
               -----------
President, a Treasurer, a Secretary and such other officers, including without limitation a Chairman of the Board, one or more Vice-Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

   SECTION 2.  Election.  At the regular annual meeting of the Board following
               --------
the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

   SECTION 3.  Qualification.  No officer need be a stockholder or a Director.
               -------------
Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

   SECTION 4.  Tenure.  Except as otherwise provided by the Certificate of
               ------
Incorporation or by these By-Laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

   SECTION 5.  Resignation.  Any officer may resign by delivering his written
               -----------
resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

   SECTION 6.  Removal.  Except as otherwise provided by law, the Board of
               -------
Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office; provided, however, that if an officer is to be removed for cause, he may only be removed after reasonable notice and an opportunity to be heard by the Board of Directors.

   SECTION 7.  Absence or Disability.  In the event of the absence or disability
               ---------------------
of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

   SECTION 8.  Vacancies.  Any vacancy in any office may be filled for the
               ---------
unexpired portion of the term by the Board of Directors.

   SECTION 9.  President.  Unless otherwise provided by the Board of Directors
               ---------
or the Certificate of Incorporation, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

   SECTION 10.  Chairman of the Board.  The Chairman of the Board, if one is
                ---------------------
elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

   SECTION 11.  Vice Presidents and Assistant Vice Presidents.  Any Vice
                ---------------------------------------------
President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

   SECTION 12.  Treasurer and Assistant Treasurers.  The Treasurer shall,
                ----------------------------------
subject to the direction of the Board of Directors and except as the Board of Directors or the Chief

Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

   Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

   SECTION 13.  Secretary and Assistant Secretaries.  The Secretary shall record
                -----------------------------------
all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose.
In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or that of an Assistant Secretary. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his duties and responsibilities.

   Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

   SECTION 14.  Other Powers and Duties.  Subject to these By-Laws and to such
                -----------------------
limitations as the Board of Directors may from time to time prescribe, the officers of the

Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.


                                  ARTICLE IV
                                  ----------

                                 Capital Stock
                                 -------------

   SECTION 1.  Certificates of Stock.  Each stockholder shall be entitled to a
               ---------------------
certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the Corporation seal and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by Corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

   SECTION 2.  Transfers.  Subject to any restrictions on transfer and unless
               ---------
otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

   SECTION 3.  Record Holders.  Except as may otherwise be required by law, by
               --------------
the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

   It shall be the duty of each stockholder to notify the Corporation of his post office address and any changes thereto.

   SECTION 4.  Record Date.  In order that the Corporation may determine the
               -----------
stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

   If no record date is fixed: (a) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

   SECTION 5.  Replacement of Certificates.  In case of the alleged loss,
               ---------------------------
destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.


                                   ARTICLE V
                                   ---------

                                Indemnification
                                ---------------

   SECTION 1.  Definitions.  For purposes of this Article:  (a) "Officer" means
               -----------
any person who serves or has served as a Director of the Corporation or in any other office filled by election or appointment by the stockholders or the Board of Directors and any heirs or personal representatives of such person; (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not an Officer, and any heirs or personal representatives of such person; (c) "Proceeding" means any action, suit or proceeding, civil or criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and
(d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding or in settlement of a Proceeding, including fines, ERISA excise taxes or penalties.

   SECTION 2.  Officers.  Except as provided in Sections 4 and 5 of this
               --------
Article V, each Officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Corporation, (b) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to an Officer who has ceased to be an Officer and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such Officer seeking indemnification in connection with a Proceeding initiated by such Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.

   SECTION 3.  Non-Officer Employees.  Except as provided in Sections 4 and 5 of
               ---------------------
this Article V, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation, (b) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to a Non-Officer Employee who has ceased to be a Non-Officer Employee and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

   SECTION 4.  Service at the Request or Direction of the Corporation.  No
               ------------------------------------------------------
indemnification shall be provided to an Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in
Section 2(c) or 3(c) above unless the following two conditions are met:
(a) such service was requested or directed in each specific case by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. In no event shall the Corporation be liable for indemnification under Section 2(c) or 3(c) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may but shall not be required to maintain insurance coverage with respect to indemnification under Section 2(c) or 3(c) above. Notwithstanding any other provision of this Section 4 but subject to Section 5 of this Article V, the Board of Directors may provide an Officer or Non-Officer Employee with indemnification under Section 2(c) or 3(c) above as to a specific Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Directors in its discretion determines it to be in the best interests of the Corporation to do so.

   SECTION 5.  Good Faith.  No indemnification shall be provided to an Officer
               ----------
or to a Non-Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said Officer or Non-Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation.
The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen by the disinterested Directors at a regular or special meeting. If there are fewer than three disinterested Directors, the determination shall be based upon the opinion of the Corporation's regular outside counsel.

   SECTION 6.  Prior to Final Disposition.  Unless otherwise provided by the
               --------------------------
Board of Directors or by the committee pursuant to the procedure specified in
Section 5 of this Article V, any indemnification provided for under this Article V shall include payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined not to be entitled to indemnification under this
Article V.

   SECTION 7.  Contractual Nature of Rights.  The foregoing provisions of this
               ----------------------------
Article V shall be deemed to be a contract between the Corporation and each Officer and Non-Officer Employee who serves in such capacity at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

   SECTION 8.  Non-Exclusivity of Rights.  The right to indemnification and the
               -------------------------
payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

   SECTION 9.  Insurance.  The Corporation may maintain insurance, at its
               ---------
expense, to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of Delaware or the provisions of this Article V.

                                  ARTICLE VI
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

   SECTION 1.  Fiscal Year.  The fiscal year of the Corporation shall end on the
               -----------
last Saturday of May of each year.

   SECTION 2.  Seal.  The Board of Directors shall have power to adopt and alter
               ----
the seal of the Corporation.

   SECTION 3.  Execution of Instruments.  All deeds, leases, transfers,
               ------------------------
contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Bank as the Board of Directors or Executive Committee may authorize.

   SECTION 4.  Voting of Securities.  Unless the Board of Directors otherwise
               --------------------
provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

   SECTION 5.  Resident Agent.  The Board of Directors may appoint a resident
               --------------
agent upon whom legal process may be served in any action or proceeding against the Corporation.

   SECTION 6.  Corporate Records.  The original or attested copies of the
               -----------------
Certificate of Incorporation, By-Laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

   SECTION 7.  Definitions.  As used in these By-Laws, the terms "Interested
               -----------
Stockholder" and "Continuing Director" shall have the same respective meanings assigned to them in the Certificate of Incorporation. Any determination of beneficial ownership of securities under these By-Laws shall be made in the manner specified in the Certificate of Incorporation.

   SECTION 8.  Certificate of Incorporation.  All references in these By-Laws to
               ----------------------------
the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

   SECTION 9.  Amendments.  The Board of Directors shall have the power to
               ----------
adopt, alter, amend and repeal these By-Laws. Any By-Laws adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing or any other provisions of the Certificate of Incorporation or these By-Laws to the contrary, such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office. Notwithstanding the foregoing or any other provisions of the Certificate of Incorporation or these By-Laws to the contrary, any action by the stockholders to alter, amend or repeal these By-Laws of the Corporation shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.